                                                                EXHIBIT (99.1)




                                 ANNUAL REPORT
                                --------------


                       Pursuant to Section 15(d) of the
                            Securities Act of 1934












                           For the Fiscal Year Ended
                               December 31, 1994





                                --------------








                     RAYTHEON SAVINGS AND INVESTMENT PLAN
                     ------------------------------------

                       REPORT OF INDEPENDENT ACCOUNTANTS



To the Board of Directors
Raytheon Company:

We have audited the accompanying statements of net assets available for plan benefits of the Raytheon Savings and Investment Plan as of December 31, 1994 and 1993, and the related statements of changes in net assets available for plan benefits for each of the three years in the period ended December 31, 1994. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for plan benefits of the Raytheon Savings and Investment Plan as of December 31, 1994 and 1993, and the changes in net assets available for plan benefits for each of the three years in the period ended December 31, 1994 in conformity with generally accepted accounting principles.


Boston, Massachusetts                     COOPERS & LYBRAND L.L.P.
June 2, 1995

                     RAYTHEON SAVINGS AND INVESTMENT PLAN
             STATEMENTS OF NET ASSETS AVAILABLE FOR PLAN BENEFITS

                       as of December 31, 1994 and 1993
                                    -------


                                            1994               1993
                                            ----               ----
Assets:
  Investments, at fair value
      (Notes B, E, F and I)           $1,490,050,203     $1,355,652,554

  Receivables:
      Accrued investment income               13,932              5,965
      Employee deferrals                     588,985            794,299
      Employer contributions                  98,071            151,478

  Loans receivable from
      participants                        100,371,729        91,079,703

  Cash and cash equivalents               16,762,245          2,384,940
                                      --------------     --------------
            Total assets               1,607,885,165      1,450,068,939
                                      --------------     --------------
Liabilities:
  Payable for outstanding
      purchases                              347,114               -
  Administrative expense                     117,587            126,126
  Forfeitures                                234,864            414,263
                                      --------------     --------------
            Total liabilities                699,565            540,389
                                      --------------     --------------
Net assets available for plan
      benefits                        $1,607,185,600     $1,449,528,550
                                      ==============     ==============


The accompanying notes are an integral part of the financial statements.

                     RAYTHEON SAVINGS AND INVESTMENT PLAN
        STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS

             for the years ended December 31, 1994, 1993 and 1992
                                    -------

                                    1994          1993           1992
                                    ----          ----           ----
Additions to net assets
      attributable to:
  Investment income
      (Notes B, E, and I):
   Change in net appreciation
        (depreciation) of
        investments        $  (39,593,551)  $   72,981,693   $   33,271,023
   Interest                    49,579,590       53,392,853       55,619,997
   Dividends                   14,920,211       11,541,168        8,162,794
   Capital gains
      distributions            19,613,629        3,654,767             -
                           --------------   --------------   --------------
                               44,519,879      141,570,481       97,053,814
                           --------------   --------------   --------------
  Contributions and
      deferrals:
    Employee deferrals        162,552,459      126,712,499      116,731,953
    Employer contributions     43,924,642       42,388,170       38,245,218
    Transfers in (Note G)       5,298,802       79,062,947             -
    Other additions, net
      (Note H)                     -               273,041             -
                           --------------   --------------   --------------
                              211,775,903      248,436,657      154,977,171
                           --------------   --------------   --------------
      Total additions         256,295,782      390,007,138      252,030,985
                           --------------   --------------   --------------
Deductions from net assets
      attributable to:
  Benefits to and withdrawals
        by participants        91,837,674       80,645,596      121,034,476
  Administrative expenses         766,198        1,037,630          980,971
  Transfers out (Note G)          731,646        3,343,676             -
  Other deductions, net
      (Note H)                  5,303,214            -              120,160
                           --------------   --------------   --------------
      Total deductions         98,638,732       85,026,902      122,135,607
                           --------------   --------------   --------------
Increase in net assets        157,657,050      304,980,236      129,895,378
Net assets, beginning
   of year                  1,449,528,550    1,144,548,314    1,014,652,936
                           --------------   --------------   --------------
Net assets, end of year    $1,607,185,600   $1,449,528,550   $1,144,548,314
                           ==============   ==============   ==============
The accompanying notes are an integral part of the financial statements.

                     RAYTHEON SAVINGS AND INVESTMENT PLAN

                        NOTES TO FINANCIAL STATEMENTS
                                    -------
A.    Description of Plan:

      General

      The following description of the Raytheon Savings and Investment Plan (the "Plan") provides only general information. Participants should refer to the Plan agreement for a complete description of the Plan's provisions. The Plan is a defined contribution plan covering certain employees of Raytheon Company (the "Company"). To participate in the Plan, eligible employees must have three months of service and may enter the Plan only on the first day of each month. The purpose of the Plan is to provide participants with a tax-effective means of meeting both short and long-term investment objectives. The Plan is intended to be a "qualified cash or deferred arrangement" under Sections 401(a) and 401(k) of the Internal Revenue Code (the "Code"). The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA). The total number of participants in the Plan as of December 31, 1994 and 1993 were 40,120 and 55,056, respectively. Participants by fund were as follows as of December 31, 1994:

            Guaranteed Income Fund              31,737
            Equity Fund                         21,621
            Raytheon Common Stock Fund          16,463
            Stock Index Fund                    12,693
            Balanced Fund                        9,713

      Effective July 31, 1992, the Plan's investments were combined with the investments of other similar defined contribution plans of Raytheon Company and Subsidiaries Consolidated into the Raytheon Company Master Trust for Defined Contribution Plans ("Master Trust"). The trustee of the Master Trust maintains a separate account reflecting the equitable share in the Trust of each plan.

      Contributions and Deferrals

      Eligible employees were allowed to defer to the Plan up to 17% of their salaries effective January 1, 1994; previously, the maximum deferral was 15%. The Company-contributes amounts equal to 50% of each participant's deferral, up to a maximum of 3% of the participant's salary. As of December 31, 1994, the annual employee deferral for a participant cannot exceed $9,240. Rollover contributions from other qualified plans are accepted by the Plan. Participants may invest their deferrals in increments of 1% in any combination of five funds: (a) a Guaranteed
      Income Fund under which assets are invested primarily in contracts providing for fixed rates of interest for specified periods of time, (b) an Equity Fund which invests in shares of a mutual fund which consists primarily of income-producing equity securities, (c) a Raytheon Common

      Stock Fund which invests in shares of Raytheon Company Common Stock, (d) a Stock Index Fund which invests in a commingled pool consisting primarily of equity securities and is designed to track the S&P 500 Index, and (e) a Balanced Fund which invests in shares of a mutual fund which consists primarily of equity securities, bonds and money market instruments. Dividends and distributions from investments of the Raytheon Common Stock Fund, the Equity Fund and the Balanced Fund are reinvested in their respective funds; stock dividends, stock splits and similar changes are also reflected in the funds.

      Participant Accounts

      Each participant's account is credited with the participant's deferral, the Company's contribution and an allocation of Plan earnings. Plan earnings are allocated based on account balances by fund.

      Vesting

      Participants are immediately vested in their voluntary deferrals plus actual earnings thereon. Vesting requirements for employer contributions plus earnings thereon may vary depending upon when an employee became eligible to participate in the Plan. Vesting occurs upon completion of a certain period of service or upon retirement, death, disability, or attainment of retirement age. Forfeitures of the nonvested portions of terminated participants' accounts are used to reduce required contributions of the Company.

      Benefits and Withdrawals

      A participant may withdraw all or a portion of deferrals, employer contributions and related earnings upon attainment of age 59 1/2. For reasons of financial hardship, as defined in the Plan document, a participant may withdraw all or a portion of deferrals. On termination of employment, a participant will receive a lump-sum distribution unless the vested account is valued in excess of $3,500 and the participant elects to defer distribution. A retiree or a beneficiary of a deceased participant may defer the distribution to January of the following year.


      Loans to Participants

      A participant may borrow against a portion of the balance in the participant's account, subject to certain restrictions. The maximum amount of a loan is the lesser of one-half (l/2) of the participant's vested account balance or $50,000. The minimum loan which may be granted is $500. The interest rate applied is equal to the prime rate published in the WALL STREET JOURNAL on the first business day in June and December of each year. Loans must be repaid over a period of up to five years by means of payroll deductions. In certain cases, the repayment period may be extended up to 15 years. Interest paid to the Plan on loans to participants is credited to the borrower's account in the investment fund to which repayments are made.

      Administrative Expenses

      Substantially all expenses of administering the Plan are paid by the Plan.
 B.   Summary of Significant Accounting Policies:

      The Plan's guaranteed income contracts are valued at cost, defined as net contributions and deferrals plus interest earned at contracted rates, which approximates fair value. The Plan will adopt the AICPA's Statement of Position 94-4, "Reporting of Investment contracts held by Health and Welfare Benefit Plans and Defined-Contribution Pension Plans," in 1995. The adoption of this statement is not expected to have a material financial impact on the Plan. Investments in mutual funds and the commingled pool are valued at the closing net asset value reported on the last business day of the year. Investments in securities (common stock) traded on a national securities exchange are valued at the last reported sales price on the last business day of the year. Cash equivalents are short-term money market instruments and are valued at cost which approximates fair value.

      Security transactions are recorded on trade date. Except for its guaranteed income contracts (Note E), the Plan's investments are held by bank-administered trust funds. Payables for outstanding security transactions represent trades which have occurred but have not yet settled.

      The Plan presents in the statement of changes in net assets the net appreciation (depreciation) in the fair value of its investments which consists of the realized gains or losses and the unrealized appreciation (depreciation) on those investments.

      Dividend income is recorded on the ex-dividend date. Income from other investments is recorded as earned on an accrual basis.

      Benefits are recorded when paid.

C.    Federal Income Tax Status:

      The Plan obtained its latest determination letter in 1987, in which the Internal Revenue Service stated that the Plan, as then designated, was in compliance with the applicable requirements of the Internal Revenue Code. The Plan has been amended since receiving the determination letter. However, the plan administrator and the Plan's tax counsel believe that the Plan is currently designed and being operated in compliance with the applicable requirements of the Internal Revenue Code. Therefore, no provision for income taxes has been included in the Plan's financial statements.

D.    Plan Termination:

      Although it has not expressed any intention to do so, the Company reserves the right under the Plan at any time or times to discontinue its contributions and to terminate the Plan subject to the provisions of ERISA. In the event of Plan termination, participants will become 100% vested in their account balances including Company contributions.

E.    Guaranteed Income Contracts (GICs):

      The Plan holds three collateralized fixed income investment portfolios (with no expiration date), two of which are managed by insurance companies and one of which is managed by an investment management firm. The credited interest rates are adjusted semiannually to reflect the experienced and anticipated yields to be earned on such investments, based on their book value. The annual rates were 6.07%, 6.68% and 6.01% and the effective annual rates were 6.26%, 6.91% and 6.19%, respectively, at December 31, 1994. The values of the portfolios managed by Metropolitan Life Insurance Company, The Prudential Asset Management Company and Banker's Trust were $313,167,924, $202,637,978, and $314,605,020, respectively, at December 31, 1994. The values at December 31, 1993 held with Metropolitan Life Insurance Company, The Prudential Asset Management Company and Banker's Trust were $280,680,253, $193,735,287, and $324,709,479, respectively.

F.    Related Party Transactions:

      In accordance with the provisions of the Plan, State Street Bank and Trust Company (the "Trustee") acted as the Plan's agent for purchases and sales of shares of Raytheon Company Common Stock until July 31, 1992. Effective July 31, 1992, Fidelity Management Trust Company (the "Trustee") acts as the Plan's agent for purchases and sales of shares of Raytheon Company Common Stock. For the years ended December 31, 1994, 1993 and 1992, purchases of Raytheon Company Common Stock amounted to $16,302,923, $14,610,207 and $17,270,729, respectively. Sales of
      Raytheon Company Common Stock amounted to $4,095,868, $2,942,959 and $3,403,169 in 1994, 1993 and 1992, respectively.

G.    Plan Transfers:

      Effective September 23, 1994 and December 22, 1994, all plan assets and the accounts of all participants of the Arkansas Aerospace, Inc. Employee Retirement Savings Plan and the United Engineers &
      Constructors, Inc. Profit Sharing Plan, respectively, were transferred into the Plan.

      Effective May 4, 1994, the accounts of all employees of NASA Logistics Support Services who participated in the Plan were transferred out of the Plan and into the Raytheon Employee Savings and Investment Plan.

      Effective February 10, 1994, the accounts of certain employees of Caloric Corporation who participated in the Raytheon Subsidiary Savings and Investment Plan were transferred into the Plan.

      Effective October 1, 1993 and November 1, 1993, the accounts of all employees of Raytheon Support Services Company and Range Systems

      Engineers Support Company, respectively, who participated in the Plan were transferred out of the Plan and into the Raytheon Employee Savings and Investment Plan.

      Effective May 1, 1993 and July 1, 1993, the accounts of all employees of Raytheon Services Nevada and Harbert Yeargin, Inc., respectively, who participated in the Plan were transferred out of the Plan and into the Raytheon Subsidiary Savings and Investment Plan.

      Effective January 1, 1993 and May 12, 1993, all plan assets and the accounts of all participants of United Engineers & Constructors Savings and Investment Plan and The Badger Company, Inc. Savings and Investment Plan, respectively, were transferred into the Plan.

H.    Other Additions and Deductions:

      Other additions and deductions represent transfers of participant accounts between the Raytheon Savings and Investment Plan and the Raytheon Savings and Investment Plan for Specified Hourly Payroll Employees, the Raytheon Employee Savings and Investment Plan and the Raytheon Subsidiary Savings and Investment Plan for those participants who changed plans during the year.


      PAGE 10

I.  Fund Data:  The following is a summary of net assets available for plan benefits by fund as of December 31:
                                                                  1994
      --------------------------------------------------------------------------------
                              Guaranteed                 Raytheon       Stock
                                Income       Equity        Common       Index      Balanced     Loan
                                 Fund         Fund       Stock Fund     Fund         Fund       Fund            Total
                              ----------     ------      ----------     -----      --------     ----            -----
Assets:
  Investments, at fair value:
    Guaranteed Income
     Contracts                 $830,410,922                                                                 $  830,410,922
    Fidelity Equity Income Fund
            (9,954,116 shares)              $305,591,359                                                       305,591,359
    Raytheon Company Common Stock
             (2,239,615 shares)      -             -      $143,055,435                                          143,055,435
    BT Pyramid Equity Index Fund
             (112,661 shares)        -             -            -      $112,930,945                             112,930,945
    Fidelity Balanced Fund
             (7,978,970 shares)      -             -            -             -     $98,061,542                  98,061,542
                                ------------ ------------ ------------ ------------ -----------              --------------
             Total investments   830,410,922  305,591,359  143,055,435  112,930,945  98,061,542               1,490,050,203

  Receivables:
    Accrued investment income        -             -             8,123        5,809      -                           13,932
    Employee deferrals               216,241       50,050       55,173      244,789      22,732                     588,985
    Employer contributions            59,510       14,543       11,511        6,617       5,890                      98,071

  Loans receivable from
     participants                    -             -            -             -                  $100,371,729   100,371,729
  Cash and cash equivalents       13,656,409       -         1,875,901    1,229,935      -            -          16,762,245
                                ------------ ------------ ------------ ------------ ----------- ------------ --------------
       Total assets              844,343,082  305,655,952  145,006,143  114,418,095  98,090,164  100,371,729  1,607,885,165

 Liabilities:
   Payable for outstanding
      purchases                      -             -           347,114        -          -            -             347,114
   Administrative expense             64,628       21,988       11,621       11,835       7,515       -             117,587
   Forfeitures                       230,252        3,234          609          618         151       -             234,864
                                ------------ ------------ ------------ ------------ ----------- ------------ --------------
      Total liabilities              294,880       25,222      359,344       12,453       7,666       -             699,565
                                ------------ ------------ ------------ ------------ ----------- ------------ --------------
 Net assets available for
     plan benefits              $844,048,202 $305,630,730 $144,646,799 $114,405,642 $98,082,498 $100,371,729 $1,607,185,600
                                ============ ============ ============ ============ =========== ============ ==============


     PAGE 11
I. Fund Data: (cont.) The following is a summary of net assets available for plan benefits by fund as of December 31:

                                      Guaranteed                   Raytheon       Stock
                                        Income       Equity         Common        Index     Balanced     Loan
                                         Fund         Fund        Stock Fund      Fund        Fund       Fund         Total
                                      ----------     ------       ----------      -----     --------     ----         -----
 Assets:
   Investments, at fair value:
     Guaranteed Income Contracts  $799,125,019                                                                 $  799,125,019
     Fidelity Equity Income Fund
           (7,749,072 shares)             -    $262,228,602                                                       262,228,602
     Raytheon Company Common Stock
           (1,883,293 shares)             -            -    $124,297,309                                          124,297,309
     BT Pyramid Equity Index Fund
           (95,522 shares)                -            -            -     $94,437,522                              94,437,522
     Fidelity Balanced Fund
           (5,643,323 shares)             -            -            -            -     $75,564,102                 75,564,102
                                  ------------ ------------ ------------  -----------  -----------             --------------
    Total investments             799,125,019  262,228,602  124,297,309   94,437,522   75,564,102              1,355,652,554

 Receivables:
   Accrued investment income              -            -           3,080        2,885         -                         5,965
   Employee deferrals                  258,446      112,954      145,548      228,663       48,688                    794,299
   Employer contributions               68,007       34,477       20,046       18,072       10,876                    151,478

 Loans receivable from participants       -            -            -            -            -    $91,079,703     91,079,703
 Cash and cash equivalents                -            -       1,507,218      877,722         -           -         2,384,940
                                  ------------ ------------ ------------  -----------  ----------- ----------- --------------
      Total assets                 799,451,472  262,376,033  125,973,201   95,564,864   75,623,666  91,079,703  1,450,068,939
  Liabilities:
   Administrative expenses              75,087       23,208       11,773        9,516        6,542         -          126,126
   Forfeitures                         163,269      108,361       90,392       50,047        2,194         -          414,263
                                  ------------ ------------ ------------ ------------  ----------- ----------- --------------
    Total liabilities                 238,356      131,569      102,165       59,563        8,736         -          540,389
                                  ------------ ------------ ------------ ------------  ----------- ----------- --------------
 Net assets available for
     plan benefits                $799,213,116 $262,244,464 $125,871,036  $95,505,301  $75,614,930 $91,079,703 $1,449,528,550
                                  ============ ============ ============  ===========  =========== =========== ==============


     PAGE 12

I. Fund Data: (cont.) The following is a summary of changes in net assets available for plan benefits by fund for the year ended
   December 31:                                                             1994
                              --------------------------------------------------------------------------------------
                              Guaranteed                   Raytheon       Stock
                                Income        Equity        Common        Index      Balanced     Loan
                                 Fund          Fund       Stock Fund      Fund         Fund       Fund    Total
                              ----------      ------      ----------      -----      ------       ----    -----
Additions to net assets
      attributable to:
  Investment income:
    Change in net appreciation
     (depreciation) of
      investments                         $(28,144,544) $(4,277,949) $  1,608,385  $(8,779,443)             $ (39,593,551)
    Interest                 $ 49,473,928         -          63,832        41,830         -                    49,579,590
       Dividends                     -       8,724,691    3,071,862         -        3,123,658                 14,920,211
       Capital gains
         distributions               -      19,613,629         -            -             -                    19,613,629
                             ------------ ------------ ------------  ------------  -----------              --------------
                               49,473,928      193,776   (1,142,255)    1,650,215   (5,655,785)                44,519,879
                             ------------ ------------ ------------  ------------  -----------              --------------
Contributions and deferrals:
  Employee deferrals           63,091,604   37,682,458   18,050,220    20,349,293   23,378,884                 162,552,459
  Employer contributions       18,681,778    9,934,779    5,005,943     5,098,091    5,204,051                  43,924,642
  Transfers in                  2,039,388      995,506      958,399       594,949      710,560                   5,298,802
                             ------------ ------------ ------------  ------------  -----------              --------------
                               83,812,770   48,612,743   24,014,562    26,042,333   29,293,495                 211,775,903
                             ------------ ------------ ------------  ------------  -----------              --------------
      Total additions         133,286,698   48,806,519   22,872,307    27,692,548   23,637,710                 256,295,782
                             ------------ ------------ ------------  ------------  -----------              --------------
Deductions from net assets
     attributable to:
  Benefits to and withdrawals
           by participants     62,672,646   13,388,206    7,312,787     4,402,201    4,061,834                  91,837,674
  Administrative expenses         449,892      142,534       67,300        53,948       52,524                     766,198
  Transfers out                   384,350       71,461      226,923        21,384       27,528                     731,646
  Other deductions, net           677,495      420,009      203,287       126,048       46,067 $  3,830,308      5,303,214
                               ---------- ------------ ------------  ------------  ----------- ------------ --------------
     Total deductions          64,184,383   14,022,210    7,810,297     4,603,581    4,187,953    3,830,308     98,638,732
                             ------------ ------------ ------------  ------------  ----------- ------------ --------------
Interfund transfers           (16,002,070)  10,926,746    5,718,370    (3,892,495)   3,249,449       -             -
Loans to participants         (29,170,237) (10,272,419)  (6,367,957)   (4,370,440)  (3,730,530)  53,911,583        -
Repayment of loan principal    20,905,078    7,947,630    4,363,340     4,074,309    3,498,892  (40,789,249)       -
                             ------------ ------------ ------------  ------------  ----------- ------------ --------------

      PAGE 13

I.  Fund Data: (cont.)                                        1994
                                --------------------------------------------------------------------------------------
                                Guaranteed                   Raytheon       Stock
                                  Income        Equity        Common        Index      Balanced     Loan
                                   Fund          Fund       Stock Fund      Fund         Fund       Fund        Total
                               ----------      ------      ----------      -----      ------       ----         -----

Increase in net assets         44,835,086   43,386,266   18,775,763    18,900,341   22,467,568    9,292,026    157,657,050
Net assets, beginning of year 799,213,116  262,244,464  125,871,036    95,505,301   75,614,930   91,079,703  1,449,528,550
                             ------------ ------------ ------------  ------------  ----------- ------------ --------------
Net assets, end of year      $844,048,202 $305,630,730 $144,646,799  $114,404,642  $98,082,498 $100,371,729 $1,607,185,600
                             ============ ============ ============  ============  =========== ============ ==============


         PAGE 14

I. Fund Data: (cont.) The following is a summary of changes in net assets available for plan benefits by fund for the year ended December 31:
                                                                       1993
                                  ----------------------------------------------------------------------------------------------
                                  Guaranteed                    Raytheon       Stock
                                    Income        Equity         Common        Index      Balanced       Loan
                                     Fund          Fund        Stock Fund      Fund         Fund         Fund          Total
                                  ----------      ------       ----------      -----      --------       ----          -----
Additions to net assets
      attributable to:
  Investment income:
    Change in net appreciation
     (depreciation) of
     investments                             $ 34,110,541  $ 28,867,950  $ 8,884,701  $ 1,118,501             $     72,981,693
    Interest                   $ 53,328,242          -           37,098       27,513         -                      53,392,853
    Dividends                          -        8,245,882     1,248,893         -       2,046,393                   11,541,168
    Capital gains
      distributions                    -          908,109          -            -        2,746,658                   3,654,767
                               ------------  ------------  ------------  -----------  -----------               --------------
                                 53,328,242    43,264,532    30,153,941    8,912,214    5,911,552                  141,570,481
                               ------------  ------------  ------------  -----------  -----------               --------------
Contributions and deferrals:
  Employee deferrals             68,011,711    25,062,055     8,807,394   16,159,598    8,671,741                  126,712,499
  Employer contributions         22,928,611     8,269,003     3,761,864    5,089,994    2,338,698                   42,388,170
  Transfers in                   39,016,352    20,022,584     9,551,415    7,628,846      397,849   $2,445,901      79,062,947
  Other additions, net                3,845       102,264        51,326       33,138       82,468        -             273,041
                               ------------  ------------  ------------  -----------  -----------   ----------  --------------
                                129,960,519    53,455,906    22,171,999   28,911,576   11,490,756    2,445,901     248,436,657
                               ------------  ------------  ------------  -----------  -----------   ----------  --------------
      Total additions           183,288,761    96,720,438    52,325,940   37,823,790   17,402,308    2,445,901     390,007,138
                               ------------  ------------  ------------  -----------  -----------  -----------  --------------
Deductions from net assets
     attributable to:
  Benefits to and withdrawals
           by participants       59,055,966    10,567,368     6,190,448    3,432,813    1,399,001         -         80,645,596
  Administrative expenses           729,306       138,501        70,757       65,957       33,109         -          1,037,630
  Transfers out                   1,448,750       637,430       267,276      237,112      324,434      428,674       3,343,676
                               ------------  ------------  ------------  -----------  -----------  -----------  --------------
     Total deductions            61,234,022    11,343,299     6,528,481    3,735,882    1,756,544      428,674      85,026,902
                               ------------  ------------  ------------  -----------  -----------  -----------  --------------
Interfund transfers             (64,703,314)   13,546,383     2,552,629    (11,277,120)  59,881,422         -              -
Loans to participants           (31,849,947)   (9,561,892)   (5,451,356)  (4,694,351)  (1,817,014)  53,374,560             -
Repayment of loan principal      23,124,147     6,750,133     3,286,108    4,270,519    1,904,758  (39,335,665)            -
                               ------------  ------------  ------------  -----------  -----------   ----------  -----------


          PAGE 15
                                                                    1993
                               ----------------------------------------------------------------------------------------------
                               Guaranteed                     Raytheon        Stock
                                Income          Equity         Common        Index      Balanced        Loan
                                  Fund            Fund        Stock Fund      Fund         Fund          Fund          Total
                                ----------      ------       ----------      -----      --------        ----          -----

Increase in net assets           48,625,625    96,111,763    46,184,840   22,386,956   75,614,930   16,056,122     304,980,236
Net assets, beginning of year   750,587,491   166,132,701    79,686,196   73,118,345         -      75,023,581   1,144,548,314
                                ------------  ------------  ------------  -----------  -----------  -----------  --------------
Net assets, end of year         $799,213,116  $262,244,464  $125,871,036  $95,505,301  $75,614,930  $91,079,703  $1,449,528,550
                                ============  ============  ============  ===========  ===========  ===========  ==============


     PAGE 16

I. Fund Data, continued: The following is a summary of changes in net assets by fund for the year ended December 31:

                                                                                 1992
                                    -------------------------------------------------------------------------------
                                    Guaranteed                      Raytheon     Stock
                                      Income          Equity         Common      Index      Loan
                                       Fund            Fund        Stock Fund    Fund       Fund          Total
                                    ----------         ------      ----------    -----      ----          -----
Additions to net assets
   attributable to:
  Investment income:
  Change in net appreciation
   (depreciation) of
      investments                             $  15,387,501  $12,362,982  $ 5,520,540                 $   33,271,023
    Interest                   $ 55,558,572        17,900       25,561       17,964                       55,619,997
    Dividends                          -        6,108,280    2,054,514         -                           8,162,794
                               ------------   -----------  -----------  -----------                   --------------
                                 55,558,572    21,513,681   14,443,057    5,538,504                       97,053,814
                               ------------   -----------  -----------  -----------                   --------------
  Contributions and deferrals:
    Employee deferrals           75,238,427    18,272,556    8,514,609    14,706,361                     116,731,953
    Employer contributions       24,980,244     5,995,351    2,852,232     4,417,391                      38,245,218
    Other additions, net               -            -            -            -                                -
                               ------------   ------------  -----------   ----------                  --------------
                                100,218,671     24,267,907   11,366,841   19,123,752                     154,977,171
                               ------------  ------------  -----------  -----------                   --------------
          Total additions       155,777,243     45,781,588   25,809,898   24,662,256                     252,030,985
                               ------------  ------------  -----------  ------------                  --------------
Deductions from net assets
   attributable to:
  Benefits to and withdrawals
          by participants        94,918,938     14,630,979   6,736,592     4,747,967                     121,034,476
  Other deductions, net              64,833        30,065        -           25,262                          120,160
  Administrative expenses           698,684       153,496      71,883        56,908                          980,971
                               ------------  ------------  -----------  -----------                   --------------
          Total deductions       95,682,455     14,814,540    6,808,475    4,830,137                     122,135,607
                               ------------  ------------  -----------  -----------                   --------------
Interfund transfers               3,078,660    (9,341,466)  (8,339,623)  14,602,429                          -
Loans to participants           (32,788,479)   (7,472,966)  (4,154,589)  (3,183,555)  $47,599,589            -
Repayment of loan principal      19,985,247     4,297,886    2,029,411    3,266,961   (29,579,505)           -
                               ------------  ------------  -----------  -----------   -----------     --------------
Increase in net assets           50,370,216    18,450,502    8,536,622   34,517,954    18,020,084        129,895,378
Net assets, beginning of year   700,217,275   147,682,199   71,149,574   38,600,391    57,003,497      1,014,652,936
                               ------------  ------------  -----------  -----------   -----------     --------------


        PAGE 17

                                                                  1992
                                  -------------------------------------------------------------------------------
                                  Guaranteed                      Raytheon     Stock
                                    Income          Equity         Common      Index      Loan
                                     Fund            Fund        Stock Fund    Fund       Fund          Total
                                  ----------        ------       ----------    -----      ----          -----


Net assets, end of year        $750,587,491  $166,132,701  $79,686,196  $73,118,345   $75,023,581     $1,144,548,314
                               ============  ============  ===========  ===========   ===========     ==============


         PAGE 18

         SIGNATURE

   Pursuant to the requirements of the Securities Exchange Act of 1934, the Raytheon Savings and Investment Plan has duly caused this annual report to be signed by the undersigned thereunto duly authorized.


            RAYTHEON SAVINGS AND INVESTMENT PLAN


            BY        /s/ Gail P. Anderson
                          Gail P. Anderson
                          Vice President - Human Resources


            DATE  June 28, 1995